UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 25, 2010, the Compensation Committee of the Board of Directors of SAVVIS, Inc. (“Savvis” or the “Company”) agreed to make a supplemental relocation assistance payment of $100,000 to Mr. Gregory W. Freiberg, the Company’s Senior Vice President and Chief Financial Officer. This supplemental amount is in addition to the previously disclosed appraised loss on sale amounts, except that Mr. Freiberg is not entitled to any tax gross-up with respect to the supplemental amount. The supplemental amount will be paid in two equal installments. All relocation assistance payments, together with any related collection expenses, are subject to repayment to the Company if Mr. Freiberg voluntarily terminates employment or is terminated for cause within 24 months of his receipt of the second installment of the supplemental payment.

Item 9.01.	Financial Statements and Exhibits.

(d) See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: March 3, 2010	By:	/s/ Eugene V. DeFelice
	Name:	Eugene V. DeFelice
	Title:	SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Letter Agreement, dated February 25, 2010, between the Company and Gregory W. Freiberg.

*	Compensation plan or arrangement